As filed with the Securities and Exchange Commission on October 23, 2013

Registration Nos. 333-179725

333-179725-01, 333-179725-02,

333-179725-03, 333-179725-04,

333-179725-05, 333-179725-06,

333-179725-07.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIRGIN MEDIA FINANCE PLC*

(Exact Name of Registrant as Specified in its Charter)

*And the guarantors listed below

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	98-0425095 (I.R.S. Employer Identification No.)

Media House

Bartley Wood Business Park, Bartley Way, Hook

Hampshire RG27 9UP

United Kingdom

+44 (0) 1256 752000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Bryan H. Hall, Esq.

Executive Vice President and General Counsel

Liberty Global plc

12300 Liberty Boulevard

Englewood, CO 80112

(303) 220-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrants	Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification Number
Virgin Media Inc.	Delaware	59-3778247
Virgin Media Group LLC	Delaware	20-5117579
Virgin Media Holdings Inc.	Delaware	52-1822078
Virgin Media (UK) Group, Inc.	Delaware	13-3730355
Virgin Media Communications Limited	England and Wales	Not applicable
Virgin Media Investment Holdings Limited	England and Wales	Not applicable
Virgin Media Investments Limited	England and Wales	Not applicable

Explanatory Note

Termination of Registration

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333-179725) of Virgin Media Finance PLC, Virgin Media Inc. (“Virgin Media”), Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited and Virgin Media Investments Limited (each, a “Co-Registrant” and collectively, the “Registrant”) which was filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2012 (the “Registration Statement”), pertaining to the registration of debt securities, accompanied by related guarantees of subsidiaries.

As a result of the completion on June 7, 2013 of the transactions contemplated by the Agreement and Plan of Merger, dated as of February 5, 2013, as amended on March 6, 2013, among Liberty Global, Inc. (“Liberty Global”), Virgin Media and Liberty Global plc (formerly known as Liberty Global Corporation Limited, “Liberty Global plc”), Liberty Global, Virgin Media and each other Co-Registrant became wholly-owned subsidiaries of Liberty Global plc (the “Merger”).

As a result of the Merger, the Registrant has terminated all further offerings of securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement. In accordance with an undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities registered under the Registration Statement that remain unsold and terminates the effectiveness of the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hook, Hampshire, United Kingdom, on this 23rd day of October, 2013.

VIRGIN MEDIA FINANCE PLC

By:	/s/ Robert D. Dunn
Name:	Robert D. Dunn
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Mockridge Thomas Mockridge	Director (Principal Executive Officer)	October 23, 2013

/s/ Robert D. Dunn Robert D. Dunn	Director (Principal Financial and Accounting Officer)	October 23, 2013

/s/ Robert C. Gale Robert C. Gale	Director	October 23, 2013

/s/ Caroline Withers Caroline Withers	Director	October 23, 2013

/s/ Bryan H. Hall Bryan H. Hall	Authorized Representative in the United States	October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 23rd day of October, 2013.

VIRGIN MEDIA INC.

By:	/s/ Bryan H. Hall
Name:	Bryan H. Hall
Title:	Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Mockridge Thomas Mockridge	Chief Executive Officer (Principal Executive Officer)	October 23, 2013

/s/ Robert D. Dunn Robert D. Dunn	Chief Financial Officer (Principal Financial and Accounting Officer)	October 23, 2013

/s/ Bernard G. Dvorak Bernard G. Dvorak	Director	October 23, 2013

/s/ Bryan H. Hall Bryan H. Hall	Director	October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 23rd day of October, 2013.

VIRGIN MEDIA GROUP LLC

By:	/s/ Bryan H. Hall
Name:	Bryan H. Hall
Title:	Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Mockridge Thomas Mockridge	Principal Executive Officer	October 23, 2013

/s/ Robert D. Dunn Robert D. Dunn	Principal Financial and Accounting Officer	October 23, 2013

/s/ Bernard G. Dvorak Bernard G. Dvorak	Manager	October 23, 2013

/s/ Bryan H. Hall Bryan H. Hall	Manager	October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 23rd day of October, 2013.

VIRGIN MEDIA HOLDINGS INC.

By:	/s/ Bryan H. Hall
Name:	Bryan H. Hall
Title:	Executive Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Mockridge Thomas Mockridge	Chief Executive Officer (Principal Executive Officer)	October 23, 2013

/s/ Robert D. Dunn Robert D. Dunn	Chief Financial Officer (Principal Financial and Accounting Officer)	October 23, 2013

/s/ Bernard G. Dvorak Bernard G. Dvorak	Director	October 23, 2013

/s/ Bryan H. Hall Bryan H. Hall	Director	October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hook, Hampshire, United Kingdom, on this 23rd day of October, 2013.

VIRGIN MEDIA (UK) GROUP, INC.

By:	/s/ Robert D. Dunn
Name:	Robert D. Dunn
Title:	Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Mockridge Thomas Mockridge	Principal Executive Officer	October 23, 2013

/s/ Robert D. Dunn Robert D. Dunn	Principal Financial and Accounting Officer	October 23, 2013

/s/ Caroline Withers Caroline Withers	Director	October 23, 2013

/s/ Robert C. Gale Robert C. Gale	Director	October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hook, Hampshire, United Kingdom, on this 23rd day of October, 2013.

VIRGIN MEDIA COMMUNICATIONS LIMITED

By:	/s/ Robert D. Dunn
Name:	Robert D. Dunn
Title:	Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Mockridge Thomas Mockridge	Principal Executive Officer	October 23, 2013

/s/ Robert D. Dunn Robert D. Dunn	Principal Financial and Accounting Officer	October 23, 2013

/s/ Caroline Withers Caroline Withers	Director	October 23, 2013

/s/ Robert C. Gale Robert C. Gale	Director	October 23, 2013

/s/ Bryan H. Hall Bryan H. Hall	Authorized Representative in the United States	October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hook, Hampshire, United Kingdom, on this 23rd day of October, 2013.

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED

By:	/s/ Robert D. Dunn
Name:	Robert D. Dunn
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Mockridge Thomas Mockridge	Director (Principal Executive Officer)	October 23, 2013

/s/ Robert D. Dunn Robert D. Dunn	Director (Principal Financial and Accounting Officer)	October 23, 2013

/s/ Robert C. Gale Robert C. Gale	Director	October 23, 2013

/s/ Caroline Withers Caroline Withers	Director	October 23, 2013

/s/ Bryan H. Hall Bryan H. Hall	Authorized Representative in the United States	October 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hook, Hampshire, United Kingdom, on this 23rd day of October, 2013.

VIRGIN MEDIA INVESTMENTS LIMITED

By:	/s/ Robert D. Dunn
Name:	Robert D. Dunn
Title:	Principal Financial and Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Thomas Mockridge Thomas Mockridge	Principal Executive Officer	October 23, 2013

/s/ Robert D. Dunn Robert D. Dunn	Principal Financial and Accounting Officer	October 23, 2013

/s/ Robert C. Gale Robert C. Gale	Director	October 23, 2013

/s/ Caroline Withers Caroline Withers	Director	October 23, 2013

/s/ Bryan H. Hall Bryan H. Hall	Authorized Representative in the United States	October 23, 2013